U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IRON HEAD MINING CORPORATION

(Exact name of Registrant as specified in its charter)

NEVADA	26-2230717	1090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

2118 – 102nd Crescent North Battleford Saskatchewan S9A 1J5 1-800-609-0775

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

COPIES OF COMMUNICATIONS TO:

PARSONS/BURNETT/BJORDAHL, LLP

2070 SKYLINE TOWER 10900 N.E. 4TH STREET

BELLEVUE, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration  Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated  filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	NUMBER OF SHARES TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	7,250,000	$0.001	$7,250	$0.28

(1) Based on last sales price on MAY 31, 2007

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated _______________________

SELLING STOCKHOLDERS PROSPECTUS

IRON HEAD MINING CORPORATION

7,250,000 SHARES

COMMON STOCK

----------------

All of the shares, of the Iron Head Mining Corp. (“Iron Head” or the “Company”) common stock, being offered through this Prospectus (the “Shares”) are being offered by the Selling Shareholders. See the section entitled "Selling Shareholders."  The Shares were acquired by the Selling Shareholders directly from the Company pursuant to a single private offering of common stock conducted by the Company which was exempt from registration under Regulation S of the Securities Act of 1933 (the “Act”).  The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is declared effective.  This Prospectus is not an offer to sell these securities and it is not a solicitation to buy these securities in any state where such an offer or sale is not permitted.

Securities Being Offered	Up to 7,250,000 shares of common stock (the “Offering”), offered by Selling Shareholders, as listed herein.
Minimum Number of Shares to be Sold in This Offering	None
Securities Issued and to be Issued	All of the Shares to be sold under this Prospectus will be sold by existing shareholders.

Our common stock is presently not traded on any market or securities exchange.  Therefore, the Selling Shareholders will offer their stock at $.001 per share until the close of the Offering or until our common stock is quoted on the Over the Counter Bulletin Board whichever occurs first.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 3 - 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY

3

FORWARD-LOOKING STATEMENTS

8

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

8

DILUTION

8

SELLING SHAREHOLDERS

8

PLAN OF DISTRIBUTION

12

DESCRIPTION OF SECURITIES

14

INTERESTS OF NAMED EXPERTS AND COUNSEL

15

DESCRIPTION OF BUSINESS

15

DESCRIPTION OF PROPERTY

20

LEGAL PROCEEDINGS

21

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

21

PLAN OF OPERATION

22

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

23

EXECUTIVE COMPENSATION

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

25

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  25

SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus.  Prospective Investors are urged to read this Prospectus in its entirety.

IRON HEAD MINING CORP.

We are in the business of mineral exploration.  We have obtained an option to acquire a 100% interest in a mineral claim located in the Smithers Mining Region in the Province of British Columbia, Canada.  Our objective is to conduct mineral exploration activities on the mineral claim in order to assess whether it possesses commercially exploitable reserves of silver, gold, copper or zinc.  Our plan is to carry out an exploration program on the mineral claim in order to make an assessment of the commercial potential of this mineral claim.

Iron Head Mining Corp. is a Nevada corporation originally incorporated as Adicus Energy Corp. on April 27, 2007.  We changed our name on October 16, 2007 to Iron Head Mining Corp.  Our principal offices are located at 2118-102nd Crescent, North Battleford, SK, Canada S9A 1J5.

The Offering

Securities Being Offered	Up to 7,250,00 shares of common stock (the “Offering”), offered by Selling Shareholders, as listed herein.
Securities Issued Before the Offering	9,250,000
Securities to be Outstanding After the Offering	9,250,000
Use of Proceeds	We will not receive any proceeds from the sale of the Shares by the Selling Shareholders. See section entitled Use of Proceeds

Summary Financial Information

The following table presents a summary of historical information for the period from inception (April 27, 2007) to March 31, 2008 and certain balance sheet information.

Summary of Statements of Operations
From Inception (April 27, 2007) to March 31, 2008
Revenue	$-
Net Income (Loss)	(5,819)
Income per share basic and diluted	(0.00)

Summary of Balance Sheet
March 31, 2008
Working Capital	$9,250
Total Assets	9,250
Common Stock	9,250,000
Total Stockholders’ Equity	9,250
Total Number of Issued Shares of Common Stock	9,250,000
Weighted Average Shares Outstanding	9,250,000

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Prospective Investors should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. If our common stock becomes quoted on the OTC-BB, the trading price of such common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If We Do Not Obtain Additional Financing Our Business May Fail

As of  March 31, 2008, the Company had cash on hand in the amount of $9,250.  Our business plan calls for significant expenses in connection with the development and exploration of our optioned mineral claim.  In the event we proceed to Phase 2 (See “Management’s Discussion and Analysis”) of our business plan, or initial expenses are greater than now anticipated, we will require additional financing in order to complete these activities.  We will also require additional financing, in the future, to sustain our business operations if we are not successful in earning revenues once exploration and development is complete.  We do not currently have any arrangements or commitments for additional financing and we can provide no assurance to investors that we will be able to find such additional financing if it becomes necessary.  Obtaining additional financing would likely be subject to a number of factors, including market prices for gold, silver, lead or zinc, investor acceptance of our business plan, and general economic conditions.  These factors may make the timing, amount, terms or conditions of any additional financing unavailable to us on terms beneficial to the Company.

If the Company requires additional funding in the future, the Company may be forced to conduct additional offerings of its equity securities.  Any additional sales of the Company’s capital stock will result in dilution to then existing stockholders.  Another potential, although not currently contemplated, source of financing for the Company may be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof.

Because We Have Only Recently Commenced Business Operations We Face A High Risk of Business Failure

We were incorporated on April 27,2007 and to date have been involved primarily in organizational activities and the acquisition of the optioned mineral claim.  We have not earned any revenues as of the date of this Prospectus. Potential Investors should be aware of the difficulties normally encountered by a new mineral exploration company and the high rate of failure of such an enterprise. The likelihood of success must be considered in light of the  expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to: unanticipated problems relating to exploration and development; lack of mineable minerals; and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks we may be forced to cease active business operations.

Because We Have Only Recently Commenced Business Operations We Expect to Incur Operating Losses For The Foreseeable Future

We have never earned any revenues and we have never been profitable.  Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from the exploration and development of our optioned mineral claim, we will not be able to achieve profitability or continue active operations.

Because of the Speculative Nature of Mining Exploration There is Substantial Risk That No Commercially Exploitable Minerals Will Be Found And This Business May Fail

We can provide Prospective Investors with no assurance that the mineral claim that we have optioned contains commercially exploitable reserves of silver, gold, lead or zinc.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercially exploitable quantities of ore.  Hazards such as unusual or unexpected formations and other conditions are involved in mineral exploration and development and often result in unsuccessful exploration efforts.  We may also become subject to liability for pollution, cave-ins or hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

We Can Provide No Assurance That We Will Be Able To Successfully Place The Mineral Claim Into Commercial Production

The optioned mineral property does not contain any known bodies of ore.  If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claim into commercial production.   We may be

unable to obtain such needed additional financing.  As a result there are no assurances that the Company will ever produce any ore from its property and the Company may never generate any revenues.

RISKS RELATED TO OUR MARKET AND STRATEGY

If We Are Unable To Hire And Retain Key Personnel We May Not Be Able To Implement Our Business Plan And Our Business May Fail

Many early stage companies are reliant upon their key personnel.  This is particularly true in highly specialized businesses such as mineral exploration.  Our success will be largely dependent on our ability to hire highly qualified personnel.  These individuals may be in high demand and we may not be able to attract the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Thus far, we have not hired any key personnel.  Our failure to hire key personnel when needed would have a significant negative effect on our business.

If We Do Not Obtain Clear Title to the Mining Property Our Business May Fail

While we have obtained geological reports with respect to the optioned mineral property, this should not be construed as a guarantee of title.  The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects.  Our optioned mining property has not been surveyed, and therefore the precise location and area of the property may be in doubt.

Because Market Factors in the Mining Business Are Largely Out of Our Control We May Not Be Able To Deliver Any Ore That May Be Discovered

The mining industry, in general, is very competitive and we can provide no assurance to investors that a ready market will exist even if commercial quantities of ore are discovered and produced.  Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection, energy prices and economic conditions generally and specifically related to North America and Canada.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

RISKS RELATED TO LEGAL UNCERTAINTY

Any Burdensome Government Regulation Or Other Legal Uncertainties Will Negatively Affect Our Business

Land use and mining are highly regulated endeavors and such regulations materially restrict the development and use of ore.  In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations that may be adopted, existing laws may be applied to mining that have not as yet been applied.  Any additional regulation will likely  increase our cost of doing business with the result that our financial condition and operating results may be negatively effected.

RISKS RELATED TO THIS OFFERING

Mr. Waters is the Company’s President, Treasurer, Secretary and sole Director.  As a result, Mr. Waters has significant control over the Company’s activities.

Mr. Ken Waters also owns approximately 21.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Waters may differ from the interests of the other stockholders.  Factors that could cause the interests of Mr. Waters to differ from the interest of other stockholders include the impact of a corporate transaction on the business time Mr. Waters must devote to our business and the ability of Mr. Waters to continue to manage our business.

Mr. Waters is presently required to spend 15% of his business time on business management services for our company.  While Mr. Waters presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Waters from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Waters may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.  Competing demands on Mr. Waters business time may cause Mr. Waters to have differing interests in approving significant corporate transactions than other stockholders.

If A Market For Our Common Stock Ever Develops Our Stock Price May Be Volatile

There is currently no market for our common stock and we can provide no assurance to Investors that a market will develop.  If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)

actual or anticipated variations in our results of operations;

(2)

our ability or inability to generate new revenues;

(3)

increased competition; and

(4)

conditions and trends in the mining industry.

Further, if our common stock is ever quoted on the NASDAQ Over-the-Counter Bulletin Board (the “OTC-BB”), of which no assurance can be given, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.   These market

fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, international currency fluctuations, political unrest or international conflict may adversely affect the market price of our common stock.

We can provide no assurance to Prospective Investors that our common stock will ever be quoted on the OTC-BB.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares offered by Selling Shareholders under this Prospectus.

DETERMINATION OF OFFERING PRICE

Iron Head intends to apply for quotation on the OTC-BB, or similar exchange or quotation medium.  Until such time as a listing is approved, Selling Shareholders will sell their stock at $.001 per share.  The Offering Price was set by the Board of Directors based on the price of the most recent sales of the Company’s stock.  If listing is obtained on the OTC-BB (or a similar exchange), the Offering Price will be determined by market factors and the independent decisions of the Selling Shareholders.

DILUTION

The Shares to be sold by the Selling Shareholders are shares of the Company’s common stock that are currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders named in this Prospectus are offering all of the 7,250,000 shares of common stock being offered. The Shares include the following:

(A)

7,250,000 shares of our common stock that the Selling Shareholders acquired from us in an offering completed on May 31, 2007 that was exempt from registration under Regulation S of the Securities Act of 1933, as amended.

The following table provides, as of March 31, 2008, information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders, including:

(A)

the number of shares of Iron Head common stock owned by each prior to this Offering;

(B)

the total number of Shares that are to be offered for each;

(C)

the total number of shares of Iron Head common stock that will be owned by each upon completion of the Offering;

(D)

the percentage of Iron Head common stock owned by each upon completion of the Offering; and

(E)

the identity of the beneficial holder of any entity that owns the Shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all Iron Head shares set forth in the table or the rights to those shares.  Also in calculating the number of shares of Iron Head common stock that will be owned upon completion of this Offering, we have assumed: that none of the Selling Shareholders sells shares of the Company common stock not being offered in this Prospectus; purchases additional shares of the Company common stock; and that all Shares offered herein are sold.  We have based the percentage owned by each on 9,250,000 shares of the Company common stock outstanding on March 31, 2008.

Name and Address of Selling Stockholder	Number of Shares Owned Before the Offer	Total Number of Shares to be Offered	Total Number of Shares Owned After the Offer	Percentage Owned After Offer
Terence Waters 270 Cosmopolitan Hotel Castor, Alberta Canada T0C 0X0	250,000	250,000	0	0%
Judy Waters 270 Cosmopolitan Hotel Castor, Alberta Canada T0C 0X0	250,000	250,000	0	0%
Jacqueline Baldwin 103 -5513 48th Street Castor, Alberta Canada T0C 0X0	250,000	250,000	0	0%
Eugene Gustafson 885 – 5421 45th Street Castor, Alberta Canada T0C 0X0	250,000	250,000	0	0%

Oscar Rene Lainez Meza Col Campo Cielo Calle Principal #11 Fret Terminal La Rosa Honduras	250,000	250,000	0	0%
Hilda Maria Diaz Mejia Colconepo cilo #12 Comayaguela Honduras	250,000	250,000	0	0%
Luis Randolfo Aguilarz Col Campo Cielo Calle Principal #2 Fret Terminal La Rosa Honduras	250,000	250,000	0	0%
Reina Isabela Garica Amaya Colcapo Aelo Sec. 3 Casa 28 Callejion Honduras	250,000	250,000	0	0%
Elsa Marina Cruz Diaz Col Campo Cielo S#3 C#3 B#7 Comayaguela Honduras	250,000	250,000	0	0%
Ronal Edgardo Medina Diaz Col Campo Cielo Fremte Ala Escuelay Frete “A” Comayaguela Honduras	250,000	250,000	0	0%
Carmen Yasmina Martinez Orellana Col Campo Cielo Cector #3 Frente Porda Comayaguela Honduras	250,000	250,000	0	0%
Je Isabel Berrios Mejia Col Campo Cielo S#3 C#3 B#7 Comayaguela Honduras	250,000	250,000	0	0%
Vanessa Lilibet Lopez Turcios Col Campo Cielo #3 Station Main Comayaguela Honduras	250,000	250,000	0	0%

Oscar Antonio Lanez Berrios La Lagona Cielo #12 San Masees de Colon Honduras	250,000	250,000	0	0%
Felipa Martines Turcios Martines Col Campo Cielo S#3 B#7 C#43 Comayaguela Honduras	250,000	250,000	0	0%
Antonio Julian Cruz Colomia Campo Cielo Sect. 1 Escuela Rafal Castillo Honduras	250,000	250,000	0	0%
Diana Vergas Col Campo Cielo S3 B7 Balle Principal #42 Comayaguela Honduras	250,000	250,000	0	0%
Jose Antonio Vaca Col Campo Cielo S3 B7 C22 Comayaguela Honduras	250,000	250,000	0	0%
Juan Angel Moncada 21 Aldea Caire San Marcos de Colon Honduras	250,000	250,000	0	0%
Fatima Mary Orodnoez Caire San Marcos de Colon Calle Principal Honduras	250,000	250,000	0	0%
Marcia Yesema Vargas Caire San Marcos de Colon Calle Principal Honduras	250,000	250,000	0	0%
Marina de Jesus Espinal La Laguna San Marcos de Colon Calle Principal Honduras	250,000	250,000	0	0%
Eustavo Adolfo Vargas Caire San Marcos de Colon Calle Principal Honduras	250,000	250,000	0	0%

Constantino Vargas Caire San Marcos de Colon Calle Principal Honduras	250,000	250,000	0	0%
Jorge Lindolfo Vargas Caire San Marcos de Colon Calle Principal Honduras	250,000	250,000	0	0%
Sara Espinal La Laguna Casa 4 San Marcos Calle Principal Honduras	250,000	250,000	0	0%
Eliseo Nieto La Laguna Casa 9 San Marcos Calle Principal Honduras	250,000	250,000	0	0%
Bertilia Ordonez Caire San Marcos de Colon 75 Aldea Calle Principal Honduras	250,000	250,000	0	0%
Jose Manuel Espinal 17 Aldea La Laguna San Marcos de Colon Honduras	250,000	250,000	0	0%

The listed Selling Shareholders acquired their shares pursuant to a private placement of common stock conducted by the Company and are selling the Shares acquired thereunder.  Please see “Certain Relationships and Related Transactions” for additional information.  To our knowledge, none of the other Selling Shareholders:

(1)

has had a material relationship with Iron Head, other than as a shareholder as noted above, at any time within the past three years; or

(2)

has ever been an officer or director of  Iron Head, except as noted above.

The following Selling Shareholders are related to the directors or officers as follows:

1.

Terence Waters is the father of Ken Waters.

2.

Judy Waters is the mother of Ken Waters.

PLAN OF DISTRIBUTION

Until the Company's common stock is quoted on the OTC-BB or via another trading or quotation venue, the Selling Shareholders will sell their stock at $.001 per share. If and when the Company's stock is approved for quotation on the OTC-BB (or similar trading venue), the Selling Shareholders will be free to offer and sell their Shares at such times, in such manner and at such prices as they may determine.  Selling Shareholders may sell some or all of their Shares in one or more transactions, including block transactions:

(1)

on such public markets or exchanges as the common stock may from time to time be trading;

(2)

in privately negotiated transactions;

(3)

through the writing of options on the common stock;

(4)

in short sales; or

(5)

in any combination of these methods of distribution.

The sales price to the public may be:

(1)

the market price prevailing at the time of sale;

(2)

a price related to such prevailing market price; or

(3)

such other price as the selling shareholders determine from time to time.

The Shares may also be sold in compliance with the SEC’s Rule 144 promulgated under the Act.

The Selling Shareholders may also sell their Shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the Shares as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or from the purchaser if they act as the purchaser’s agent. The Selling Shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold Shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders. Brokers or dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such Shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the Selling Shareholders also may have distributed, or may distribute, Shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such Shares as described above.  We can provide no assurance that all or any of the Shares offered will be sold by the Selling Shareholders.

We are bearing all costs relating to the registration of the Shares.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares, however, will be borne by the Selling Shareholders or other party selling such Shares.

The Selling Shareholders must comply with the requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of their Shares. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the Shares, and therefore be considered to be an underwriter, they must comply with applicable laws governing underwriters, and may, among other things:

(1)

not engage in any stabilization activities in connection with our common stock;

(2)

furnish each broker or dealer through which Shares may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3)

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

DESCRIPTION OF SECURITIES

General

The Shares being Offered hereby are shares of our common stock, par value $0.001 per share.  Under our Articles of Incorporation, the total number of shares of all classes of stock that we are authorized to issue is 75,000,000 shares of common stock, par value $0.001 per share.   As of March 31, 2008, a total of 9,250,000 shares of common stock were issued and outstanding.  All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common Stock

Holders of common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, our independent counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Child, Van Wagoner & Bradshaw, PLLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO REGISTRANT

DESCRIPTION OF BUSINESS

Definition of Mining Terms

We are an exploration stage company engaged in the acquisition, exploration and development of mineral properties.  Mining terms in this section have the meanings indicated:

❖

Andesitic:  relating to ansedite, a medium-dark, volcanic rock containing about 60% silica and moderate amounts of iron and magnesium

❖

Breccia:  A clastic rock in which the gravel-sized particles are angular in shape and make up an appreciable volume of the rock.

❖

Early Upper Cretaceous: approximately 70 to 100 million years ago

❖

Eocene: approximately 35 to 55 million years ago

❖

Greywacke: an impure sandstone consisting of rock fragments and grains of quartz and feldspar in a matrix of clay-sized particles

❖

Lower Jurassic:  approximately 180 to 205 million years old

❖

Mineral:  A naturally occurring inorganic solid that has a well-defined chemical composition and in which atoms are arranged in an ordered fashion.

❖

Mineral Deposit: Any natural concentration of a valuable material in the Earth's crust, whether that material can be extracted profitably or not.

❖

Miocene:  approximately 5 to 24 million years old

❖

Ore: The naturally occurring material from which a mineral or minerals of economic value can be extracted at a profit.

❖

Ore Deposit: A continuous well-defined mass of material of sufficient ore content to make extraction economically feasible. compare mineral deposit .

❖

Plug:  a small offshoot from a mass of volcanic rock

❖

Reserves:  That portion of the resources for a valuable mineral commodity that can be extracted from the Earth at a profit today.

❖

Rhyolitic: relating to rhyolite, a volcanic rock that is characteristically light in color and contains approximately 70% silica and is rich in potassium and sodium

❖

Trench:  A long, narrow, steep-walled, often arcuate depression in the ocean floor, much deeper than the adjacent ocean and associated with a subduction zone ..

❖

Tuff:  rock composed of fine volcanic ash heading.

Option Agreement

We have entered into the Option Agreement dated January 15, 2008 with Scott C. Houghton.  Under the Option Agreement, we are granted the exclusive right and option to acquire a 100% interest in the Keoni1 Claim for a total consideration of $50,000 US plus the payment of exploration and development expenditures on the claim totalling $25,000 US.

We were to make a cash payment of $2,500 to Scott C. Houghton at execution under the Option Agreement, which was waived and treated as a capital contribution.  In order to exercise the Option we must pay an additional $50,000 US as follows:

(1)

an additional $2,500 US on or before October 30, 2008;

(2)

an additional $5,000 US on or before May 31, 2009;

(3)

an additional $42,500 US on or before September 1, 2009.

In addition, we must incur expenditures in the exploration of the Keoni1 Claim in the following amounts by the following dates in order to exercise the option:

(1)

$2,000 US by September 30, 2008;

(2)

an additional $10,000 US by November 30, 2008;

(3)

an additional $13,000 US by September 1, 2009.

If we incur any exploration expenditures in excess of the requirement in any period the excess may be carried forward and applied to expenditures required in succeeding periods.

The mineral claim is in the Smithers Mining Region of the Province of British Columbia in the country of Canada and is referred to by us as the Keoni1 Claim. Our business plan is to carry out exploration work on the Keoni1 Claim in order to ascertain whether it possesses commercially developable quantities of gold, silver, lead or zinc.  We can provide no assurance that a commercially viable mineral deposit, or reserve, exists in the Keoni1 Claim until appropriate exploratory work is done and a comprehensive evaluation based on such work concludes legal and economic feasibility.

Location and Access of the Keoni1 Claim

The Keoni1 Claim consists of a mineral claim covering approximately 250 acres located in the Smithers Mining Region in the Province of British Columbia, Canada. The claim is comprised of the mineral claim number 567732 (the “Property”).

The Property is located approximately 35 miles northeast of Smithers, in the west central region of  British Columbia and 3 miles west of the northwest arm of Babine Lake.  Access to the area of claims in this region is by way of  30 miles along Babine Lake Road, and then via the Nilkitkwa Forest Service Road for 17 miles.  At this point a westerly turn along 4200 Road leads to the claim.

Prior Exploration of the Tork (currently known as Silver Vista) mineral claims, Adjacent to the Keoni1 claim

For almost 20 years mineralization has been known to exist in this area. Prior to the Silver Vista claim it was staked as the Tork mineral claims group during the late 1980’s.  Apparently no assays were taken.  The area was staked by Mr. Keefe in 1990 with funding from the Government of British Columbia. During limited exploration, three promising malachite-azure breccia (surface veins) showings were discovered.  In 1991 the property was optioned by Mr. Keefe to Equity Silver Mines, whose main goal was the discovery of a source of mill feed for the Equity Silver Mine. The Keoni1 Claim is located adjacent to the Silver Vista group of claims.

Further reporting of trenching by Equity Silver Mines Ltd. in 1990 showed the existence of a sub-economic zone of copper-silver mineralization approximately 325 feet long and 55.7 feet wide. The entire program consisted of 14 holes over 1,409 feet along strike and down dip limits of the mineralized zone indicated in the trenching.  Equity Silver Mines went on to report 145 samples were assayed by ICP.  In total, 91 samples were analyzed for silver, copper, gold, lead, iron, and arsenic. Equity Silver Mines spent a total of $71,638.85 in 1991 on the MR1 claim (currently Silver Vista).

Hudson Bay Exploration and Development Ltd. optioned the property from a Shawn Tufford who re-staked it in 1997   Further ground electromagnetic and magnetic survey was carried out over a flagged grid of 1.3 miles where a magnetic ground survey was conducted over mineralized trench area with no significant magnetic signatures present. We know of no other work that was carried out on the site.

Mineralization

The regional geology in the Skeena arch portion of the Stikine Terrane is comprised of an incomplete succession of volcanic and sedimentary rocks ranging in age from Lower Jurassic to Miocene.

The region is dominated by a marine and non-marine arc assemblage. Lower Jurassic strata are mainly rhyolitic to andesitic air fall tuffs and breccias with minor intercalated lava flows. Middle Jurassic rocks comprise a mainly marine sequence of tuffs, volcaniclastic sediments, shales, and greywackes. The stratigraphic interval between Upper Jurassic and Early Upper Cretaceous is occupied regionally by Bowser Lake Group and Skeena Group sediments. The Kasalka and Ootsa Lake Groups of continental volcanics rocks were deposited mainly on the southeast side of the Skeena arch in late Upper Cretaceous to Eocene time into down-drop basins typical of this portion of Stikinia. The layered succession has been intruded by Upper Jurassic to middle Miocene age plugs and stocks.

Geological Report and Recommended Work Program

We have obtained a geological property evaluation report on the Silver Vista property, which is adjacent to the Keoni1 claim.

We feel a three-phased exploration program is required, each phase subject to results of the preceding phase.  The program consists of reconnaissance of the property to determine location and condition of underground workings, check geological samples, compile data, perform surface and underground mapping, and do sampling and prospecting followed by diamond drilling.

The following outlines the phases and estimated costs of this recommended work program:

PHASE I

- -------

Reconnaissance including location and condition of workings and check sampling           $  2,000

PHASE II

- --------

1.

Data compilation and preparation of composite map

$  2,000

2.

Surface geological mapping, prospecting, sampling

$  2,000

3.

Underground geological mapping and sampling

$  1,000

4.

Transportation, truck, rental, gas, supplies

$  3,000

5.

Accommodation, meals, etc.

$  1,000

6.

Engineering, supervision, reports

$  3,000

----------

                          Contingency

$  3,000

----------

                          TOTAL PHASE II

$ 15,000

======

PHASE III

- ---------

Phase III work is dependent upon results of Phase II, but would likely consist of diamond drilling.

Preliminary Allowance, 3,000 feet at  $25/ft

$ 75,000

-----------

                          TOTAL PHASE III

$ 75,000

======

TOTAL (EST.) COST ALL PHASES

$ 92,000

======

The report also advises that additional work could be designed following the above phases.

Administration

Mr. Waters has not entered into a management agreement.  He will however offer his time as President, Treasurer, Secretary and Director and provide office administration services to the firm with no financial compensation until such time as the Company acquires additional financing following the completion of Phase 1.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to Prospective Investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.  We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment.

Employees

We have no employees, as of the date of this Prospectus.

We do not pay any compensation to our officers and directors solely for serving as directors on our board of directors.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

DESCRIPTION OF PROPERTY

According to the Option Agreement we possess the Option which gives us the rights to explore, develop, mine and acquire a 100% interest in the Keoni1 property, as described in the section above entitled Description of Business.  We do not own or lease any property other than the Option on the Property.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the NASDAQ Over The Counter Bulletin Board upon the effectiveness of the Registration Statement of which this Prospectus forms a part.  However, we can provide Prospective Investors with no assurance that our shares will be traded on the OTC-BB or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of the Registration Statement of which this Prospectus is a part, we have 30 registered shareholders.

Registration Rights

We have not granted registration rights to the Selling Shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)   we would not be able to pay our debts as they become due in the usual course of business; or

(2)   our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 9,250,00 shares of our common stock will be available for resale to the public after May 27, 2008 in accordance with the volume and trading limitations of Rule 144 promulgated under the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding, which equals approximately 92,000 shares in our company as of the date of this Prospectus; or

2.    the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell the Shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this Prospectus, officers and directors of our company hold 2,000,000 shares that may be sold pursuant to Rule 144 after May, 2008.

PLAN OF OPERATION

Our business plan is to proceed with the exploration of the Keoni1 mineral claim to determine if it contains commercially exploitable reserves of silver, gold, lead or zinc.  We have decided to proceed with Phase I of the exploration program.  We will assess whether to proceed to Phase II of the recommended geological work program upon completion of an assessment of the results of phase one of the geological work program.

We anticipate that Phase I of the recommended geological work program will cost approximately $2,000.  We had approximately $9,250 in cash reserves as of March 31, 2008.  Phase I of the program has been delayed, due to extreme whether conditions in the area, and will commence mid to late summer, 2008.  While the Company has sufficient cash on hand to commence with Phase I, the Company anticipates the need for additional financing either through loans or the sale of additional securities of the Company.  The Company will update this Prospectus with additional details on additional financing endeavors as those financings are identified and become available.  Additionally, Mr. Waters has verbally agreed not to take any fees for services as an officer and director of the Company until the completion of Phase II, reducing the total working capital required during Phase I and Phase II.  In consideration of these facts, we anticipate having sufficient funds to complete Phase I of the geological work program.  This expenditure will also enable us to meet the exploration expenditure requirement under the Option Agreement for the period through November 30, 2008.

We believe that our cash reserves are also sufficient to meet our obligations for the next twelve month period to pay for the legal and accounting expense of complying with our obligations, under the Securities Exchange Act of 1934, as a reporting issuer.  These expenses will be in addition to the cost of completing Phase I of the exploration program.

We will require additional funding in the event that we decide to proceed with Phase II of the exploration program.  The anticipated cost of the Phase II exploration program is $15,000 which is in excess of our projected cash reserves remaining upon completion of phase one of the exploration program.  We anticipate that additional funding will be in the form of equity financing from the sale of additional shares of our common stock.  However, we cannot provide Prospective Investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund Phase II of the exploration program.  We do not believe that debt financing will be a viable funding alternative for Phase II of the exploration program.  We do not have any arrangements in place for any future equity financing.

We will require additional funding in the event that we decide to proceed with Phase III of the exploration program.  The anticipated cost of the Phase III exploration program is $75,000.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we cannot provide Prospective Investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund Phase III of the exploration program.  We believe that debt financing will not be an alternative for funding Phase III of the exploration program.  We do not have any arrangements in place for any future equity financing.

If we do not make the required exploration expenditures of $2,000 by September 30, 2008 or $25,000 in aggregate by September 1, 2009, or the Option payments of $2,500 by October 30, 2008, or $50,000 in aggregate by September 1, 2009, then our Option will terminate and we will lose all our rights and interest in the Keoni1 Claim. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding.  We have not undertaken any efforts to locate a joint venture partner.  In addition, we cannot provide Investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Keoni1 Claim.  We may also pursue acquiring interests in alternate mineral properties in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and directors and their respective ages as of March 31, 2008 is as follows:

Directors:

Name of Director              Age

-----------------------       -------------

Ken Waters                         36

Executive Officers:

Name of Officer            Age             Office

---------------------      -----------        -----------

Ken Waters

   36

       President, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of Mr. Waters, for the past five years.

Mr. Ken Waters is the President, Treasurer, Secretary and is the Company’s sole director.  Mr. Waters was appointed to these positions on January 15, 2008.   Mr. Waters holds a Bachelor of Arts and Sciences degree from the University of Saskatchewan.  In the last six years, Mr. Waters has been working as a hotel management consultant for several hotels in Western Canada’s oil and gas belt.  Mr. Waters presently devotes approximately 15% of his time to the business.

Term of Office

Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists.

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time, but are paid consulting fees for specific services as incurred.

Stock Option Grants

As of the date of this Prospectus the Company has not granted any stock options

Employment Agreements

We do not have an employment or consultant agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2008, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 9,250,000 shares of common stock issued and outstanding on March 31, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock
Ken Waters 2118 – 102nd Cresc. North Battleford, SK Canada, S9A 1J5 Director, President, Secretary, Treasurer	2,000,000	21.6%

Directors and Officers as a Group (1)	2,000,000	21.6%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as set forth in this section, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Our director or officer;

*     Any person proposed as a nominee for election as a director;

*     Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*     Any of our promoters;

*     Any relative or spouse of any of the foregoing persons who has the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Securities and Exchange Commission registration fee*

$

1

Transfer Agent Fees

$

0

Accounting fees and expenses

$

5,000

Legal fees and expenses

$

10,000

-------

Total

$

15,001

=======

- ----------------------------------------------------------------------

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation, that is not the case with our Articles of Incorporation. Excepted from that immunity are:

(1)   a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)   a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)   a transaction from which the director derived an improper personal profit; and

(4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)   such indemnification is expressly required to be made by law;

(2)   the proceeding was authorized by our Board of Directors;

(3)   such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We completed the issuance, on May 31, 2007, of 9,250,000 shares of our common stock pursuant to Section 4(2), and Regulation S, of the Act.  We received proceeds of $9,250 from the  stock subscriptions executed as a part of that offering.  No commissions or fees were paid in connection with that offering.  The 9,250,000 shares of common stock are restricted shares, as defined in the Act.

Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S.  We did not engage in a distribution of that offering in the United States.  Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.  All purchasers were given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The Selling Shareholders named in the Prospectus which forms a part of this registration statement include all of the purchasers who purchased shares pursuant to that Regulation S offering.

INDEX TO EXHIBITS AND FINANCIAL STATEMENTS

EXHIBITS

Exhibit Number

Description

3.1

Articles of Incorporation

3.2

Amendment to Articles of Incorporation

3.3

By-Laws

4.1

Share Certificate

5.1

Opinion of Parsons/Burnett/Bjordahl, LLP, with consent to use

10.1

Option Agreement

23.1

Consent of Child, Van Wagoner & Bradshaw, PLLC

Iron Head Mining Corporation

(An Exploration Stage Company)

Audited Financial Statements

For the period from

April 27, 2007 (Inception)

to March 31, 2008

Iron Head Mining Corporation

(An Exploration Stage Company)

Index to Audited Financial Statements

For the period from April 27, 2007 (Inception) to March 31, 2008

  Page(s)

Report of Independent Registered Public Accounting Firm

3

Audited Financial Statements:

Balance Sheets as of March 31, 2008 and December 31, 2007

4

Statements of Operations for the three month period ended March 31, 2008;

and from inception (April 27, 2007) through December 31, 2007; and from inception

(April 27, 2007) through March 31, 2008

5

Statement of Changes in Stockholders’ Equity for the period

from April 27, 2007 (Inception), to March 31, 2008

6

Statement of Cash Flows for the three month period ended March 31, 2008;

and from inception (April 27, 2007) through December 31, 2007; and from inception

(April 27, 2007) through March 31, 2008

7

Notes to the Audited Financial Statements

8-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Iron Head Mining Corporation

We have audited the accompanying balance sheets of Iron Head Mining Corporation (an exploration stage company) (the Company) as of March 31, 2008 and December 31, 2007, and the related statements of operations, changes in stockholders’ equity, and cash flows for the three months ended March 31, 2008, the period of April 27, 2007 (inception) through December 31, 2007, and for the period of April 27, 2007 (inception) through March 31, 2008.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iron Head Mining Corporation as of March 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the three months ended March 31, 2008, the period of April 27, 2007 (inception) through December 31, 2007, and for the period of April 27, 2007 (inception) through March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company has incurred losses since inception, and has not generated revenues from its planned principal operations.  This raises substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to this matter are described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC

Salt Lake City, Utah

May 8, 2008

Iron Head Mining Corporation

(An Exploration Stage Company)

Balance Sheets

	March 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$ 9,250	$ -
Subscriptions receivable (Note 4)	-	9,250
Total current assets	9,250	9,250

Total assets	$ 9,250	$ 9,250

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 3,119	$ -
Total current liabilities	3,119	-

Stockholders’ Equity (Note 4)
Common stock, par value $.001, 75,000,000 shares
authorized, 9,250,000 shares issued and outstanding	9,250	9,250
Contributed capital	2,700	200
Deficit accumulated during the exploration stage	(5,819)	(200)
Total stockholders’ equity	6,131	9,250

Total liabilities and stockholders’ equity	$ 9,250	$ 9,250

See accompanying notes to the financial statements.

Iron Head Mining Corporation

(An Exploration Stage Company)

Statements of Operations

		From Inception	From Inception
	For the Three	(April 27, 2007)	(April 27,2007)
	Months Ended	Through	Through
	March 31, 2008	December 31, 2007	March 31, 2008

Revenues:	$ -	$ -	$ -

Operating expenses:
Exploration costs (Note 3)	2,500	-	2,500
General and administrative expenses	3,119	200	3,319
Operating loss before income taxes	(5,619)	(200)	(5,819)

Income tax expense (benefit)	-	-	-

Net loss available to common stockholders	$ (5,619)	$ (200)	$ (5,819)

Basic and diluted loss per common share	$ (.00)	$ (.00)

Weighted average shares outstanding	9,250,000	7,981,855

See accompanying notes to the financial statements.

Iron Head Mining Corporation

(An Exploration Stage Company)

Statement of Changes in Stockholders’ Equity

For the period from April 27, 2007 (Inception) to March 31, 2008

				Deficit
				Accumulated	Total
	Common Shares		Contributed	During the	Stockholders’
	Shares	Amount	Capital	Exploration Stage	Equity

Balance, April 27, 2007 (Inception)	-	$ -	$ -	$ -	$ -

Common shares issued for cash,
$.001 per share, May 31, 2007	9,250,000	9,250	-	-	9,250

Loss during the period from
Inception to December 31, 2007	-	-	-	(200)	(200)

Contributed capital	-	-	200	-	200

Balance, December 31, 2007	9,250,000	9,250	200	(200)	9,250

Loss for the three months
ended March 31, 2008	-	-	-	(5,619)	(5,619)

Contributed capital	-	-	2,500	-	2,500

Balance, March 31, 2008	9,250,000	$ 9,250	$ 2,700	$ (5,819)	$ 6,131

See accompanying notes to the financial statements.

Iron Head Mining Corporation

(An Exploration Stage Company)

Statements of Cash Flows

		From Inception	From Inception
	For the Three	(April 27, 2007)	(April 27, 2007)
	Months Ended	Through	Through
	March 31, 2008	December 31, 2007	March 31, 2008

Cash flows from operating activities:
Net loss	$(5,619)	$(200)	$(5,819)
Adjustments to reconcile net loss to
net cash used in operating activities:
Mining expenses waived	2,500	-	2,500
Change in operating liabilities:
Increase in accounts payable	3,119	-	3,119
Net cash used in operating activities	-	(200)	(200)

Cash flows from investing activities:
Net cash provided by investing activities	-	-	-

Cash flows from financing activities:
Contributed capital	-	200	200
Collection of stock
subscriptions receivable	9,250	-	9,250
Net cash provided by financing activities	9,250	200	9,250

Net increase in cash	9,250	-	9,250

Cash at beginning of period	-	-	-
Cash at end of period	$9,250	$ -	$9,250

Supplemental Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

Non cash investing and financing activities:

Shares issued for subscriptions
receivable	$ -	$9,250	$ -

See accompanying notes to the financial statements.

Iron Head Mining Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

For the period from April 27, 2007 (Inception) to March 31, 2008

1.  ORGANIZATION

Formally known as Adicus Energy Corporation, Iron Head Mining Corporation (the “Company”) was incorporated on April 27, 2007 in the State of Nevada.  The Company’s operations are primarily based in North Battleford, SK, Canada.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America.

The Company is an exploration stage company that engages primarily in the acquisition, exploration and development of resource properties.  The Company has acquired a 100 percent interest in a mineral claim located in the Smithers Mining Region in the Province of British Columbia, Canada (see Note 3).  The Company is currently conducting mineral exploration activities on the mineral claim in order to assess whether it possesses commercially exploitable reserves of silver, gold, lead or zinc.  To date, the Company’s activities have been limited to its formation, minimal operations and the raising of equity capital.

The Company has a December 31 fiscal year end.  In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements for the period ended March 31, 2008 are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2008.

EXPLORATION STAGE COMPANY

The Company is considered to be in the exploration stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” and interpreted by the Securities and Exchange Commission for mining companies in Industry Guide 7.  The Company is devoting substantially all of its efforts to the development of an exploration program on its existing mineral claim and the ultimate acquisition of possible mineral properties.

2.  SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $9,250 in cash and cash equivalents at March 31, 2008.

Iron Head Mining Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

For the period from April 27, 2007 (Inception) to March 31, 2008

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MINERAL ACQUISITION AND EXPLORATION COSTS

The Company has been in the exploration stage since its formation on April 27, 2007 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral property acquisition and exploration costs are expensed as incurred.  When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.  Such costs will be amortized using the units-of-production method over the estimated life of the probable reserves.

NET INCOME OR (LOSS) PER SHARE OF COMMON STOCK

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share for the period from April 27, 2007 (Inception) to March 31, 2008:

	Three Months	Inception (April 27,
	Ended March 31,	2007) to Dec. 31,
	2008	2007

Net Loss	$ (5,619)	$ (200)

Weighted average common shares
outstanding (Basic)	9,250,000	7,981,855
Options	-	-
Warrants	-	-

Weighted average common shares
outstanding (Diluted)	9,250,000	7,981,855

Net loss per share (Basic and Diluted)	$ (0.00)	$ (0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Iron Head Mining Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

For the period from April 27, 2007 (Inception) to March 31, 2008

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Statements No.141 (revised 2007), “Business Combinations” (“FAS 141(R)”) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“FAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of FAS 141 (R) and FAS 160 are effective for the fiscal year beginning January 1, 2009.  We are currently evaluating the provisions of FAS 141(R) and FAS 160.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment to FASB Statement No. 115.” This statement permits companies to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement of accounting for financial instruments. This statement applies to all entities, including not for profit. The fair value option established by this statement permits all entities to measure eligible items at fair value at specified election dates. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is currently assessing the impact adoption of SFAS No. 159 will have on its financial statements.

3.  MINERAL CLAIM OPTION AGREEMENT

In January, 2008, the Company entered into an option to purchase certain mineral claims (the “Option”) located in the Smithers Mining Region of British Columbia from the Company’s Assistant Secretary.  The Option provides for the Company to acquire a 100 percent undivided interest in and to the aforementioned mineral claims, free and clear of all charges, encumbrances and claims in exchange for $2,500, which amount was waived and treated as a capital contribution at March 31, 2008.  In addition, the Company is required to make payments pursuant to the Option as follows:

Payment No.	Amount	Date
1	$ 2,500	10/30/2008
2	$ 5,000	05/31/2009
3	$ 42,500	09/01/2009

Iron Head Mining Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

For the period from April 27, 2007 (Inception) to March 31, 2008

3.  MINERAL CLAIM OPTION AGREEMENT (CONTINUED)

The Company is also required to incur exploration expenditures of up to $25,000 related to the mineral claims acquired prior to the end of given periods as per the schedule below:

Payment No.	Amount	Date
1	$ 2,000	09/30/2008
2	$ 10,000	10/30/2008
3	$ 13,000	09/01/2009

If the Company incurs less in exploration expenditures during a given period than the amounts as per the schedule above, it will be required to pay the difference prior to the expiration of that period.  If the Company incurs more in exploration expenditures that the amounts as per the schedule above, the excess amount will be carried forward and applied to the exploration expenditures to be incurred in the succeeding periods.

The Option is terminable by the Company at its sole discretion upon giving proper notice to its Assistant Secretary of intent to terminate.

4.  STOCKHOLDERS’ EQUITY

AUTHORIZED STOCK

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the Company is sought.

SHARE ISSUANCES

At December 31, 2007, the Company had issued and outstanding 9,250,000 common shares at $.001 per share, or $9,250, resulting from a private offering occurring on May 31, 2007.  As the $9,250 had not been received at December 31, 2007, the amount has been recorded in subscriptions receivable at December 31, 2007.

At March 31, 2008, the Company had issued and outstanding 9,250,000 common shares at $.001 per share, or $9,250, the proceeds of which had been received by the period’s end.  In addition, $2,700 was contributed by the Assistant Secretary in the form of waived contractual option fees (see Note 3), and other operating expenditures due and payable by the Company.  This amount, totaling $2,700, has been recorded as contributed capital at March 31, 2008.

There are no preferred shares authorized, issued or outstanding.  The Company has no stock option plan, warrants or other dilutive securities.

Iron Head Mining Corporation

(An Exploration Stage Company)

Notes to the Financial Statements

For the period from April 27, 2007 (Inception) to March 31, 2008

5.  PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under SFAS No. 109 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Exploration stage deferred tax assets of approximately $2,000 arising as a result of $5,819 in net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. The valuation allowance increased by approximately $1,950 and $50 during the periods ended March 31, 2008 and December 31, 2007, respectively.

6.  GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of March 31, 2008, the Company has working capital of $9,250 and an accumulated deficit of $5,819.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of mineral reserves.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Battleford, Province of Saskatchewan, on May 20, 2008.

IRONHEAD MINING CORP.

/s/ Ken Waters

Ken Waters, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Ken Waters

Ken Waters, President, Secretary, Chief Financial Officer/Controller, Director